As filed with the Securities and Exchange Commission on May 16, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRILLIUM THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Province of Ontario, Canada	Not applicable
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2488 Dunwin Drive
Mississauga, Ontario L5L 1J9
Canada
(416) 595-0627
(Address and telephone number of
Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address, and telephone number of agent for service)

Copy to:

Thomas S. Levato	Alex Farcas
Goodwin Procter LLP	Sonia Yung
The New York Times Building	Baker & McKenzie LLP
620 Eighth Avenue	181 Bay Street, Suite 2100
New York, NY 10018	Toronto, Ontario
(212) 813-8800	Canada M5J 2T3
(416) 863-1221

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[   ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

The term “new or revised financial accounting standard” refers to any updated issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	maximum	maximum
Title of each class of	to be	offering price	aggregate	Amount of
securities to be registered	registered(1)	per unit(2)	offering	registration
			price(2)	fee
Common Shares, no par value per share	2,350,000	$6.73	$15,815,500	$1,970

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement shall also cover any additional common shares that become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding common shares of the registrant. This registration statement relates to the resale of 2,350,000 common shares. This includes 400,000 common shares issuable upon conversion of Series II non-voting convertible first preferred shares that we sold on December 1, 2017 at a price of $8.50, as well as 1,950,000 common shares at a price of $8.50 per share that we sold together with the Series II non-voting convertible first preferred shares pursuant to the same transaction.

(2)

Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $6.95 and low $6.50 sales prices of the registrant’s common shares on The Nasdaq Capital Market on May 14, 2018.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED MAY 16, 2018

PROSPECTUS

2,350,000 Common Shares

This prospectus relates solely to the resale by the selling shareholders identified in this prospectus of an aggregate of 2,350,000 common shares. This includes 1,950,000 common shares and 400,000 common shares issuable upon conversion of Series II non-voting convertible first preferred shares, each sold on December 1, 2017 at a price of $8.50 per share. We will not receive any of the proceeds from the sale of our common shares being sold by the selling shareholders.

From the date of this prospectus, the selling shareholders may offer the common shares from time to time in amounts, at prices and on terms determined by market conditions at the time of the offering. The selling shareholders may sell or otherwise transfer the common shares directly or alternatively through underwriters, broker-dealers or agents they select. If such selling shareholders use underwriters, broker-dealers or agents to sell or transfer the common shares, we will name them and describe their compensation in a prospectus supplement. We will pay the expenses related to the registration of the common shares covered by this prospectus. The selling shareholders will pay any commissions and selling expenses they may incur. For more information regarding the sales or transfers of common shares by the selling shareholders pursuant to this prospectus, please read “Plan of Distribution.” Our common shares are traded on The Nasdaq Capital Market and the Toronto Stock Exchange under the symbol “TRIL”. On May 14, 2018, the last reported sale price for our common shares on The Nasdaq Capital Market was US$6.50 per share and on the Toronto Stock Exchange was Cdn$8.52 per share.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 and are subject to reduced public company reporting requirements.

Our business and an investment in our securities involve significant risks. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 6, the "Risk Factors" in “Management’s Discussion and Analysis” filed as Exhibit 99.2 to our most recent Annual Report on Form 40-F incorporated by reference into this prospectus, the “Risk Factors” in our subsequent quarterly “Management’s Discussion and Analysis” filed on Form 6-K, and the “Risk Factors” section of any prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ,      2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, filed with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the registration statement, please see such document for a complete description of these matters.

This prospectus only provides you with a general description of the securities being offered. Each time a selling shareholder sells any of the offered securities, such selling shareholder will provide this prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to these securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “Trillium,” “we,” “Company,” “us,” or “our” refer to Trillium Therapeutics Inc. and its consolidated subsidiaries, and references to “selling shareholders” refer to those shareholders listed herein under “Selling Shareholders,” and their transferees.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. In accordance with the Exchange Act, we file reports, including annual reports on Form 40-F, with the SEC containing financial statements audited by an independent accounting firm. We also furnish or file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Status as a foreign private issuer is determined as of the second fiscal quarter with changes to status becoming effective on the first day of the next fiscal year. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports and other information that we file electronically with the SEC. You may also review such reports and other documents we file with the SEC on our website at http://www.trilliumtherapeutics.com. Information included on our website is not a part of this prospectus. This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding our common shares and us, including exhibits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been separately filed with or furnished to the SEC. The information incorporated by reference is considered to be part of this prospectus, and certain information that we later file with or furnish to the SEC will automatically update and supersede the information contained in documents earlier filed with or furnished to the SEC or contained in this prospectus. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act including all subsequent reports on Form 40-F and any report on 6-K which indicates it is being incorporated by reference (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	Our Annual Report on Form 40-F (File No. 001-36596) filed with the SEC on March 9, 2018;

•	Our Annual Report on Form 40-F/A (File No. 001-36596) filed with the SEC on March 13, 2018;

•	Our Annual Report on Form 40-F/A (File No. 001-36596) filed with the SEC on April 4, 2018; and

•

Our Report of Foreign Private Issuer on Form 6-K (File No. 001-36596) furnished to the SEC on January 17, 2018, February 9, 2018, March 9, 2018, March 20, 2018, April 10, 2018, April 12, 2018, April 18, 2018 and May 11, 2018.

Unless otherwise identified, documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this registration statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Trillium Therapeutics Inc.
2488 Dunwin Drive
Mississauga, Ontario L5L 1J9
Attention: Investor Relations
(416) 595-0627

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents we incorporate by reference in this prospectus constitute forward-looking information that involves risks and uncertainties. This forward-looking information includes, but is not limited to, statements with respect to management’s expectations regarding our future growth and business plans, business planning process, results of operations, uses of cash, performance, and business prospects. This forward-looking information may also include other statements that are predictive in nature, or that depend upon or refer to future events or conditions. Statements with the words “could”, “expects”, “may”, “will”, “anticipates”, “assumes”, “intends”, “plans”, “believes”, “estimates”, “guidance” and similar expressions are intended to identify statements containing forward-looking information, although not all forward-looking statements include such words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.

Although management believes the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are based on the opinions, assumptions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include, but are not limited to:

•	our expected future loss and accumulated deficit levels;
•	our projected financial position and estimated cash burn rate;
•	our requirements for, and the ability to obtain, future funding on favorable terms or at all;
•

our projections for the SIRPαFc development plans and progress of each of our products and technologies, particularly with respect to the timely and successful completion of studies and trials and availability of results from such studies and trials;

•	our expectations about our products’ safety and efficacy;
•	our expectations regarding our ability to arrange for and scale up the manufacturing of our products and technologies;
•	our expectations regarding the progress, and the successful and timely completion, of the various stages of the regulatory approval process;
•	our expectations about the timing of achieving milestones and the cost of our development programs;
•

our observations and expectations regarding the relative low binding of SIRPαFc to red blood cells, or RBCs compared to anti-CD47 monoclonal antibodies and proprietary CD47-blocking agents and the potential benefits to patients;

•	our ability to intensify the dose of TTI-621 with the goal of achieving increased blockade of CD47;
•	our plans to market, sell and distribute our products and technologies;
•	our expectations regarding the acceptance of our products and technologies by the market;
•	our ability to retain and access appropriate staff, management and expert advisers;
•	our expectations about the differentiated nature and potential for best-in-class product development programs and discovery research capabilities of Fluorinov Pharma Inc., or Fluorinov;
•	our ability to generate future product development programs with improved pharmacological properties and acceptable safety profiles using Fluorinov technology;
•	our expectations about whether various clinical and regulatory milestones with an existing Fluorinov compound will be achieved;
•	our expectations of the final quantum and form of any future contingent milestone payments related to the Fluorinov acquisition;
•

our expectations of the ability to secure the requisite approvals (including approvals from the Toronto Stock Exchange, or TSX, and the NASDAQ Capital Market, or NASDAQ) with respect to the issuance of any common shares in satisfaction of future milestone payments;

•	our ability to secure strategic partnerships with larger pharmaceutical and biotechnology companies;
•	our strategy to acquire and develop new products and technologies and to enhance the safety and efficacy of existing products and technologies;
•

our expectations with respect to existing and future corporate alliances and licensing transactions with third parties, and the receipt and timing of any payments to be made by us or to us in respect of such arrangements; and

•	our strategy with respect to the protection of our intellectual property; and
•	other factors described under the heading “Risk Factors” and other risk factors described in the documents incorporated by reference in this prospectus.

In addition, if any of the assumptions or estimates made by management prove to be incorrect, actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking information. Accordingly, investors are cautioned not to place undue reliance on such statements.

All of this forward-looking information is qualified by these cautionary statements. Statements containing forward-looking information are made only as of the date of such document. We expressly disclaim any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus as described in that section, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

We are a clinical stage immuno-oncology company developing innovative therapies for the treatment of cancer. Our lead program, TTI-621, is a SIRPαFc fusion protein that consists of the extracellular CD47-binding domain of human signal regulatory protein alpha, or SIRPα, linked to the Fc region of a human immunoglobulin G1, or IgG1. It is designed to act as a soluble decoy receptor, preventing CD47 from delivering its inhibitory (“do not eat”) signal. Neutralization of the inhibitory CD47 signal enables the activation of macrophage anti-tumor effects by pro-phagocytic (“eat”) signals. The IgG1 Fc region of TTI-621 may also assist in the activation of macrophages by engaging Fc receptors. Two Phase I clinical trials evaluating TTI-621 are ongoing. We are also developing a second SIRPαFc fusion protein, TTI-622. TTI-622 consists of the extracellular CD47-binding domain of human SIRPα linked to a human immunoglobulin G4, or IgG4 Fc region, which has a decreased ability to engage Fc receptors than an IgG1 Fc. We plan to initiate a Phase I clinical trial in 2018. Both SIRPαFc fusion proteins enable CD47 blockade with different levels of Fc receptor engagement on macrophages and thus may find unique applications.

We also have a proprietary medicinal chemistry platform, using unique fluorine chemistry, which permits the creation of new chemical entities with improved pharmacological properties from validated drugs and drug candidates. Our most advanced preclinical program stemming from this platform is an epidermal growth factor receptor, or EGFR antagonist with increased uptake and retention in the brain. In addition, a number of compounds directed at undisclosed immuno-oncology targets are currently in the discovery phase.

We were incorporated under the Business Corporations Act (Alberta) on March 31, 2004 as Neurogenesis Biotech Corp. On October 19, 2004, we amended our articles of incorporation to change our name from Neurogenesis Biotech Corp. to Stem Cell Therapeutics Corp., or “SCT”. On November 7, 2013 SCT was continued under the Business Corporations Act (Ontario), or “OBCA”. On June 1, 2014 we filed articles of amalgamation to amalgamate SCT with our wholly-owned subsidiary, Trillium Therapeutics Inc., and renamed the combined company Trillium Therapeutics Inc. On January 1, 2017 we filed articles of amalgamation to amalgamate the Corporation with our wholly-owned subsidiary Fluorinov. We are a company domiciled in Ontario, Canada.

As of December 31, 2017 we had one wholly-owned subsidiary, Trillium Therapeutics USA Inc., which was incorporated March 26, 2015 in the State of Delaware. A wholly-owned and inactive subsidiary, Stem Cell Therapeutics Inc., was dissolved on September 17, 2014.

Our head and registered offices are located at 2488 Dunwin Drive, Mississauga, Ontario, L5L 1J9. Our website address is www.trilliumtherapeutics.com. Information contained on, or otherwise accessed through, our website shall not be deemed to be a part of this prospectus and such information is not incorporated by reference herein. Our agent for service of process in the U.S. is Puglisi & Associates, located at 850 Library Ave. Suite 204, Newark, Delaware 19711, and its telephone number is +1 (302) 738-6680.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the risk factors set forth in “Management’s Discussion and Analysis” filed as Exhibit 99.2 to our most recent Annual Report on Form 40-F on file with the SEC, which is incorporated by reference into this prospectus, and in our most recent quarterly “Management’s Discussion and Analysis” filed on Form 6-K, which is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

USE OF PROCEEDS

Any selling shareholder will receive all of the net proceeds from the sales of our common shares offered by such selling shareholder pursuant to this prospectus.

SELLING SHAREHOLDERS

The following tables provide certain information with respect to the common shares beneficially owned by each selling shareholder as of May 15, 2018. Except as otherwise noted in the footnotes following the table, none of the selling shareholders has had a material relationship with us within the past three years.

All of the common shares acquired by the selling shareholders in the private placement on December 1, 2017 and all the common shares issuable upon conversion of the Series II non-voting convertible first preferred shares issued in the private placement on December 1, 2017 are being registered for sale pursuant to this prospectus.

The selling shareholders are not under any obligation to sell all or any portion of their common shares, nor are they obligated to sell any of their common shares immediately under this prospectus. No selling shareholder has indicated to us that it presently intends to sell common shares offered by this prospectus. Since the selling shareholders are not obligated to sell their common shares, we do not know how many common shares each of them will own when this offer is terminated.

In the following table, we have determined the number and percentage of common shares and common shares issuable under the Series II non-voting convertible first preferred shares beneficially owned in accordance with Rule 13d-3 of the Exchange Act, based on information provided to us by the selling shareholders, and this information does not necessarily indicate beneficial ownership for any other purpose. In determining the number of shares of our common shares beneficially owned by a person and the percentage ownership of that person, we include any shares as to which the person has sole or shared voting power or investment power, as well as any shares subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days after May 15, 2018. Applicable percentages are based on 13,147,404 common shares outstanding on May 15, 2018.

We have prepared the following tables and the related notes solely based on information supplied to us by the selling shareholders. We have not sought to verify such information. Additionally, the selling shareholders may have sold or transferred some or all of the common shares and Series II non-voting convertible first preferred shares since the date on which the information was provided to us. Other information about the selling shareholder may change over time.

Beneficial Ownership(1)
	Common Shares	Number of	Common Shares
	Beneficially Owned Prior	Common	Beneficially Owned After
	to the Offering	Shares	the Offering
		Registered
		Hereby(3)

Selling Shareholder Name and
Address(2)	Number	for Sale	Number	Percent

Matrix Capital Management Master Fund, LP Bay Colony Corporate Center 1000 Winter Street, Suite 4500 Waltham, MA 02451 (4)	2,268,560	1,750,000	518,560	3.9%

Growth Equity Opportunities Fund V, LLC New Enterprise Associates 1954 Greenspring Drive, Suite 600 Timonium, MD 21093 (5)	1,250,000(6)	600,000	1,050,000	8.0%

* Less than 1%

Unless otherwise stated, the respective selling shareholder has no relationship to us.

(1)

Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting and investment power with respect to securities and including any securities that grant the selling shareholder the right to acquire common shares within 60 days of May 15, 2018. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other selling shareholder.

(2)	Unless otherwise indicated, this table is based on information supplied to us by the selling shareholders and our records.

(3)

These shares include 1,950,000 common shares and 400,000 common shares issuable upon the conversion of Series II non-voting convertible first preferred shares, each as issued to the selling shareholders on December 1, 2017.

(4)

Matrix Capital Management Company LP, the investment adviser of Matrix Capital Management Master Fund LP (the "Matrix Fund"), has discretionary authority to vote and dispose of the shares held by the Matrix Fund and may be deemed to be the beneficial owner of these shares. Mr. David E. Goel, in his capacity as Managing General Partner of Matrix Capital Management Company LP, may also be deemed to have investment discretion and voting power over the shares held by the Matrix Fund. The Matrix Fund and Mr. Goel each disclaim any beneficial ownership of these shares.

(5)

The securities directly held by Growth Equity Opportunities Fund V, LLC (GEO) are indirectly held by New Enterprise Associates 16, L.P. (NEA 16), which is the sole member of GEO; NEA Partners 16, L.P. (Partners 16), which is the sole general partner of NEA 16; NEA 16 GP, LLC (NEA 16 LLC), which is the sole general partner of Partners 16; and each of the individual managers of NEA 16 LLC. The individual Managers of NEA 16 LLC (the “NEA 16 Managers”) are Peter J. Barris, Forest Baskett, Anthony A. Florence, Joshua Makower, Mohamad Makhzoumi, David M. Mott, Chetan Puttagunta, Scott D. Sandell, Ravi Viswanathan, Jon Sakoda and Peter Sonsini. NEA 16, NEA Partners 16, NEA 16 LLC, and the NEA 16 Managers share voting and dispositive power with regard to the shares owned directly by GEO. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein.

(6)

Does not include 400,000 common shares issuable upon the conversion of Series II non-voting convertible first preferred shares because the selling shareholder may not convert its Series II non-voting convertible first preferred shares if the selling shareholder, together with its joint actors, would own more than 4.99% of the total number of our common shares then issued and outstanding (which percentage the selling shareholder elected to increase by written notice to us dated April 27, 2018 to 9.99%, such increase to be effective on June 27, 2018.

SHARE CAPITAL

Common Shares

The authorized capital of Trillium consists of an unlimited number of Common Shares. The holders of Common Shares are entitled to receive notice of and to attend all annual and special meetings of our shareholders and to one vote per share held at each such meetings. They are also entitled to receive dividends as determined and declared by our board of directors.

Subject to the rights of the holders of any other class of our shares entitled to receive dividends in priority to or concurrently with the holders of the common shares, our board of directors may in its sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation.

In the event of our liquidation, dissolution or winding up or other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of the Common Shares shall, subject to the rights of the holders of any other class of shares entitled to receive our assets upon such a distribution in priority to or concurrently with the holders of the common shares, be entitled to participate in the distribution. Such distribution shall be made in equal amounts per share on all the common shares at the time outstanding without preference or distinction.

Class B Shares

The holders of the Class B Shares are entitled to receive notice of and to attend any meeting of our shareholders but shall not be entitled to vote any of their Class B Shares at any such meeting. Each issued and fully paid Class B Share may at any time be converted, at the option of the holder, into one Common Share.

First Preferred Shares

The First Preferred Shares may at any time and from time to time be issued in one or more series and our board of directors may before the issue thereof fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of First Preferred Shares.

The First Preferred Shares are entitled to priority over the Common Shares and Class B Shares and all other shares ranking junior to the First Preferred Shares with respect to the payment of dividends and the distribution of our assets in the event of our liquidation, dissolution or winding up or other distribution of our assets among our shareholders for the purpose of winding up our affairs.

The First Preferred Shares of each series rank on a parity with the First Preferred Shares of every other series with respect to priority in the payment of dividends and in the distribution of our assets in the event of our liquidation, dissolution or winding up or other distribution of our assets among our shareholders for the purpose of winding up its affairs.

Series I First Preferred Shares

The holders of Series I Non-Voting Convertible First Preferred Shares, or the “Series I First Preferred Shares”, are not entitled to vote at any meeting of our shareholders (except in limited circumstances provided for in the Business Corporations Act (Ontario)).

The holders of Series I First Preferred Shares are entitled to receive dividends as determined and declared at the discretion of our board of directors on a parity basis with the holders of shares of the other series of First Preferred Shares and, at the discretion of our board of directors, either in priority to, or equally on a share-for-share basis with, holders of our Common Shares or Class B Shares. If any amount of cumulative dividends, whether or not declared, or declared non-cumulative dividends, with respect to shares of a series of our First Preferred Shares is not paid in full, the shares of the series will participate on a pro rata basis with the shares of all other series of that class of shares with respect to all accumulated cumulative dividends, whether or not declared, and all declared non-cumulative dividends.

Each issued and fully paid Series I First Preferred Share may at any time be converted, at the option of the holder, into one thirtieth (1/30th) of a Common Share, subject to adjustment. Notwithstanding the foregoing, holders of Series I First Preferred Shares will be prohibited from converting Series I First Preferred Shares into Common Shares if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% (which the holder may elect to increase or decrease by written notice to us to any other percentage specified in such notice, provided that any increase (but not decrease) will not be effective until the 61st day after such notice) of the total number of our Common Shares then issued and outstanding, unless the holder gives us at least 61 days prior notice of an intent to convert into Common Shares that would cause the holder to own more than 4.99% of the total number of our Common Shares then issued and outstanding.

In addition, we will not be required to deliver to a holder any Common Shares upon a conversion of our Series I First Preferred Shares into Common Shares if our Common Shares are then listed and posted for trading on the Toronto Stock Exchange (or the TSX Venture Exchange) and to the extent that the conversion would result in the holder, together with any person acting jointly or in concert with the holder within the meaning of the Securities Act (Ontario), beneficially owning or exercising control or direction over Common Shares representing more than:

1.	9.99% of our outstanding Common Shares unless the holder (or, where the holder is not an individual, any director, officer or insider of the holder) has first provided:

(a)	the stock exchange with a personal information form pursuant to the rules of that stock exchange and the form has been approved by the stock exchange; and

(b)	a copy of the approval of the personal information form by the stock exchange to us; and

2.

19.99% of our outstanding Common Shares, unless we have received approval from the stock exchange and the holders of our Common Shares of the issuance of Common Shares at a meeting of holders of Common Shares which we will call, at our expense, in accordance with the applicable policies of the stock exchange.

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, or in the event of a reduction or redemption of our capital stock, the holders of Series I First Preferred Shares are entitled to receive an amount per share equal to that amount of money that we received as consideration for such Series I First Preferred Shares or, in the event that Series I First Preferred Shares were not issued for money, then the amount equal to the fair value of any property we received as consideration for the issuance of such Series I First Preferred Shares divided by the number of Series I First Preferred Shares issued, the whole before any amount shall be paid by us or any of our assets shall be distributed to holders of our Common Shares and Class B Shares. After such payment, the holders of Series I First Preferred Shares are not entitled to share in any further distribution of our property or assets. If any amount payable on return of capital in the event of our liquidation, dissolution or winding-up in respect of shares of a series of our First Preferred Shares is not paid in full, the shares of the series will participate on a pro rata basis with the shares of all other series of that class of shares with respect to all amounts payable on return of capital in the event of our liquidation, dissolution or winding-up.

If a fundamental transaction (as defined below) occurs while any of the Series I First Preferred Shares are outstanding, then a holder of Series I First Preferred Shares shall have the right to receive (in exchange for such shares) in the event that our common shares are exchanged for other securities, cash or property in the fundamental transaction, the same kind and amount of securities, cash and property as it would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of our common shares. If the holders of our common shares are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holder of our Series I First Preferred Shares shall be given the same choice as to the alternate consideration it receives upon any conversion of Series I First Preferred Shares following such fundamental transaction.

In the event of a “takeover bid” that is a “formal bid” (as such terms are defined in the Securities Laws in the Province of Ontario) for our common shares, the offeror of such bid shall make an offer to acquire the same percentage of our outstanding Series I First Preferred Shares as the percentage of our common shares for which the formal bid is being made, and such offer shall be on the same terms and for the same amount and kind of per share consideration, as adjusted, that is offered to the holders of our common stock under the formal bid.

To the extent necessary to effectuate these provisions, to the extent the surviving corporation following a fundamental transaction is not our company, any successor or surviving entity in the fundamental transaction shall include in its organizational documents shares having the same terms and conditions as our Series I First Preferred Shares and shall issue to the holders of our Series I First Preferred Shares new preferred shares consistent with the foregoing provisions.

“Fundamental Transaction” means (A) we effect any amalgamation, merger, business combination or other transaction with another person, other than a wholly-owned subsidiary, or an arrangement pursuant to the Business Corporations Act (Ontario) or another transaction pursuant to which a person, or group of person acting jointly or in concert, acquires all of our issued and outstanding common shares, (B) we effect any sale, lease or other disposition of all or substantially all of our assets, or (C) we effect any reclassification of our common shares or any compulsory share exchange pursuant (other than as a result of certain dividends or subdivisions) to which our common shares are effectively converted into or exchanged for other securities, cash or property, or any similar transaction or series of transactions involving us or our subsidiaries, directly or indirectly.

Series II First Preferred Shares

The holders of Series II First Preferred Shares are not entitled to vote at any meeting of our shareholders (except in limited circumstances provided for in the Business Corporations Act (Ontario)).

The holders of Series II First Preferred Shares are entitled to receive dividends as determined and declared at the discretion of our board of directors on a parity basis with the holders of shares of the other series of First Preferred Shares and, at the discretion of our board of directors, either in priority to, or equally on a share-for-share basis with, holders of our Common Shares or Class B Shares. If any amount of cumulative dividends, whether or not declared, or declared non-cumulative dividends, with respect to shares of a series of our First Preferred Shares is not paid in full, the shares of the series will participate on a pro rata basis with the shares of all other series of that class of shares with respect to all accumulated cumulative dividends, whether or not declared, and all declared non-cumulative dividends.

Each issued and fully paid Series II First Preferred Share may at any time be converted, at the option of the holder, into one common share, subject to adjustment. Notwithstanding the foregoing, holders of Series II First Preferred Shares will be prohibited from converting Series II First Preferred Shares into Common Shares if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% (which the holder may elect to increase or decrease by written notice to us to any other percentage specified in such notice, provided that any increase (but not decrease) will not be effective until the 61st day after such notice) of the total number of our Common Shares then issued and outstanding, unless the holder gives us at least 61 days prior notice of an intent to convert into Common Shares that would cause the holder to own more than 4.99% of the total number of our Common Shares then issued and outstanding.

In addition, we will not be required to deliver to a holder any Common Shares upon a conversion of our Series II First Preferred Shares into Common Shares if our Common Shares are then listed and posted for trading on the Toronto Stock Exchange (or the TSX Venture Exchange) and to the extent that the conversion would result in the holder, together with any person acting jointly or in concert with the holder within the meaning of the Securities Act (Ontario), beneficially owning or exercising control or direction over Common Shares representing more than:

1.	9.99% of our outstanding Common Shares unless the holder (or, where the holder is not an individual, any director, officer or insider of the holder) has first provided:

(a)	the stock exchange with a personal information form pursuant to the rules of that stock exchange and the form has been approved by the stock exchange; and

(b)	a copy of the approval of the personal information form by the stock exchange to us; and

2.

19.99% of our outstanding Common Shares, unless we have received approval from the stock exchange and the holders of our Common Shares of the issuance of Common Shares at a meeting of holders of Common Shares which we will call, at our expense, in accordance with the applicable policies of the stock exchange.

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, or in the event of a reduction or redemption of our capital stock, the holders of Series II First Preferred Shares are entitled to receive an amount per share equal to that amount of money that we received as consideration for such Series II First Preferred Shares or, in the event that Series II First Preferred Shares were not issued for money, then the amount equal to the fair value of any property we received as consideration for the issuance of such Series II First Preferred Shares divided by the number of Series II First Preferred Shares issued, the whole before any amount shall be paid by us or any of our assets shall be distributed to holders of our Common Shares and Class B Shares. After such payment, the holders of Series II First Preferred Shares are not entitled to share in any further distribution of our property or assets. If any amount payable on return of capital in the event of our liquidation, dissolution or winding-up in respect of shares of a series of our First Preferred Shares is not paid in full, the shares of the series will participate on a pro rata basis with the shares of all other series of that class of shares with respect to all amounts payable on return of capital in the event of our liquidation, dissolution or winding-up.

If a fundamental transaction (as defined below) occurs while any of the Series II First Preferred Shares are outstanding, then a holder of Series II First Preferred Shares shall have the right to receive (in exchange for such shares) in the event that our common shares are exchanged for other securities, cash or property in the fundamental transaction, the same kind and amount of securities, cash and property as it would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of our common shares. If the holders of our common shares are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holder of our Series II First Preferred Shares shall be given the same choice as to the alternate consideration it receives upon any conversion of Series II First Preferred Shares following such fundamental transaction.

In the event of a “takeover bid” that is a “formal bid” (as such terms are defined in the Securities Laws in the Province of Ontario) for our common shares, the offeror of such bid shall make an offer to acquire the same percentage of our outstanding Series II First Preferred Shares as the percentage of our common shares for which the formal bid is being made, and such offer shall be on the same terms and for the same amount and kind of per share consideration, as adjusted, that is offered to the holders of our common stock under the formal bid.

To the extent necessary to effectuate these provisions, to the extent the surviving corporation following a fundamental transaction is not our company, any successor or surviving entity in the fundamental transaction shall include in its organizational documents shares having the same terms and conditions as our Series II First Preferred Shares and shall issue to the holders of our Series II First Preferred Shares new preferred shares consistent with the foregoing provisions.

“Fundamental Transaction” means (A) we effect any amalgamation, merger, business combination or other transaction with another person, other than a wholly-owned subsidiary, or an arrangement pursuant to the Business Corporations Act (Ontario) or another transaction pursuant to which a person, or group of person acting jointly or in concert, acquires all of our issued and outstanding common shares, (B) we effect any sale, lease or other disposition of all or substantially all of our assets, or (C) we effect any reclassification of our common shares or any compulsory share exchange pursuant (other than as a result of certain dividends or subdivisions) to which our common shares are effectively converted into or exchanged for other securities, cash or property, or any similar transaction or series of transactions involving us or our subsidiaries, directly or indirectly.

PLAN OF DISTRIBUTION

We are registering the common shares previously issued and upon conversion of the Series II non-voting convertible first preferred shares to permit the resale of these common shares by the holders thereof and holders of the Series II non-voting convertible first preferred shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the common shares. We will bear all fees and expenses incident to our obligation to register the common shares.

The selling shareholders may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent's commissions. The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	sales pursuant to Rule 144;
•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging in positions they assume. The selling shareholders may also sell common shares short and deliver common shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge common shares to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

We are a corporation governed by the Business Corporations Act (Ontario) and by the applicable federal laws of Canada. Certain of our directors and officers and some of the experts named in this prospectus reside outside the United States and a majority of their assets are located outside the United States. It may not be possible for you to effect service of process within the United States on these persons. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in United States courts, because a significant portion of our assets and the assets of these persons are located outside the United States.

We have been advised that there are strong defenses that can be raised as to the enforceability, in original actions in Canadian courts, of liabilities based on the United States federal securities laws or “blue sky” laws of any state within the United States and to the enforceability in Canadian courts of judgments of United States courts obtained in actions based on the civil liability provisions of the United States federal securities laws or any such state securities or blue sky laws such that the enforcement in Canada of such liabilities and judgments is not certain. Therefore, it may not be possible to enforce those judgments against us, our directors and officers and some of the experts named in this prospectus.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court arising out of the offerings under this prospectus or any purchase or sale of securities in connection with any such offering(s).

EXPENSES

The following table lists the costs and expenses payable by us in connection with the potential sale of the common shares covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by the selling shareholders. The estimates do not include expenses related to offerings of particular securities. Any prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$1,970
Legal fees and expenses	40,000
Accounting fees and expenses	10,000
Miscellaneous expenses	8,030
Total	$60,000

LEGAL MATTERS

The validity of the common shares offered hereby will be passed upon for us by Baker & McKenzie LLP, Toronto, Canada.

EXPERTS

Ernst & Young LLP, Toronto, Canada, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, included in our Annual Report on Form 40-F for the year ended December 31, 2017, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements have been so incorporated herein by reference in reliance upon the reports given upon their authority as experts in accounting and auditing.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario) (the “OBCA”), we may, indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity (an “indemnified person”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, if the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such individual had reasonable grounds for believing that his or her conduct was lawful. We may advance moneys to an indemnified person for the costs, charges and expenses of a proceeding referred to above, but the individual must repay the money if the individual has not acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of any other entity for which the indemnified person acted as a director or officer or in a similar capacity at the corporation's request. However, any such indemnified person is entitled under the OBCA to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which he or she is subject because of the individual’s association with the corporation or other entity, if such indemnified person was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above.

In accordance with the provisions of the OBCA, our by-laws provide that we will indemnify a director or officer, a former director or officer, or an individual who acts or acted at our request as a director or officer or an individual acting in a similar capacity of another entity, and such person’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity, provided however that we shall not so indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the registrant’s request, and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.

We have purchased directors’ and officers’ liability insurance for the benefit of our directors and officers, to back up our indemnification of them against liability incurred in their capacity as directors and officers, subject to certain limitations under applicable law. If we become liable under the terms of its by-laws, the insurance coverage will extend to its liability; however, each claim will be subject to a per claim retention of US$1,000,000.

Item 9. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index that appears immediately before the signature pages of this registration statement. Such Exhibit Index is hereby incorporated in this Item 9 by reference.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that we include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

5. That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, if relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.	any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

2.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

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3.

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit
Number	Description

4.1	Articles of Amalgamation dated January 1, 2017 (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K of Trillium Therapeutics Inc., furnished on January 6, 2017 (File No. 1-36596)).

4.2

By-law No.1 of Trillium Therapeutics Inc. amended and restated as of May 27, 2014 (incorporated by reference to Exhibit 1.7 to the Registration Statement on Form 20-F of Trillium Therapeutics Inc., filed on August 12, 2014 (File No. 1-36596)).

4.3	Non-Brokered Subscription Agreement (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K of Trillium Therapeutics Inc., filed on November 15, 2017 (File No. 1-36596)).

5.1*	Opinion of Baker & McKenzie LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on this signature page to this registration statement on Form F-3)

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, Canada, on this 16th day of May, 2018.

TRILLIUM THERAPEUTICS INC.

By:	/s/ Niclas Stiernholm
Niclas Stiernholm
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Niclas Stiernholm and James Parsons as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Niclas Stiernholm	Director, President and Chief Executive Officer	May 16, 2018
Niclas Stiernholm	(Principal Executive Officer)

/s/ James Parsons	Chief Financial Officer	May 16, 2018
James Parsons	(Principal Financial and Accounting Officer)

/s/ Luke Beshar	Director	May 16, 2018
Luke Beshar

/s/ Calvin Stiller	Director	May 16, 2018
Calvin Stiller

/s/ Helen Tayton-Martin	Director	May 16, 2018
Helen Tayton-Martin

/s/ Robert Kirkman	Director	May 16, 2018
Robert Kirkman

/s/ Michael Moore	Director	May 16, 2018
Michael Moore

/s/ Thomas Reynolds	Director	May 16, 2018
Thomas Reynolds

/s/ Henry Friesen	Director	May 16, 2018
Henry Friesen

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Puglisi & Associates

By:	/s/ Donald J. Puglisi	Authorized	May 16, 2018
Name:	Donald J. Puglisi	Representative in the
Title:	Managing Director	United States